UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

Westlake Chemical Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 960-9111

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2018, the Board of Directors (the “Board”) of Westlake Chemical Corporation (the “Company”) appointed Mr. John Chao as a member of the Board. Mr. Chao will serve as a Class II director with a term to expire at the Company’s annual meeting of stockholders in 2021. His appointment is part of the Board’s long-term succession planning. Mr. Chao is expected to serve on the Compensation Committee, the Corporate Risk Committee and the Nominating and Governance Committee.

Mr. John Chao, 41, is the Chief Operating Officer of New York Public Radio and has been with the organization since March 2015. Mr. Chao was previously in the strategy and finance practice at McKinsey & Company where he advised energy and commodity companies, beginning in 2004 and ending his tenure as a partner in 2013. From 2000 to 2002, he was a financial analyst at the Company. Mr. Chao received a bachelor’s degree in chemical engineering from Rice University and an M.B.A. from the Massachusetts Institute of Technology.

The Board has approved a grant to Mr. Chao, effective August 17, 2018, of restricted stock units with a value of $135,000, with such valuation determined based on the grant date fair value on August 17, 2018. These restricted stock units are scheduled to vest on the first anniversary of the date of grant.

There are no arrangements or understandings between Mr. Chao and the Company or any other person pursuant to which Mr. Chao was appointed as a director of the Company. Mr. John Chao is the son of Albert Chao, the nephew of James Chao and Dorothy C. Jenkins and the cousin of David Chao. There are no transactions or relationships between Mr. John Chao and the Company that would be required to be reported under Item 404(a) of Regulation S-K other than those that have already been disclosed in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders.

See the Company’s press release dated August 17, 2018, attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1 Press Release dated August 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westlake Chemical Corporation

Date: August 17, 2018	By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer